Exhibit 99.1

Boot Barn Holdings, Inc. Appoints Lisa G. Laube and Bradley M. Weston to Its Board of Directors

IRVINE, Calif.--(BUSINESS WIRE)--July 26, 2018--Boot Barn Holdings, Inc. (the “Company”) (NYSE: BOOT) today announced that Lisa G. Laube, Executive Vice President and Chief Merchandising Officer of Floor & Decor Holdings, Inc., and Bradley M. Weston, former Chief Executive Officer of Petco, have been appointed to its Board of Directors. Ms. Laube and Mr. Weston will replace Christian B. Johnson, who has resigned from the Board. With their appointment, the Board now consists of eight directors.

“We are thrilled to welcome both Lisa and Brad to our Board of Directors and look forward to adding their valuable experience within the retail industry,” commented Jim Conroy, Chief Executive Officer. “Both Lisa and Brad have demonstrated proven leadership and will bring further depth to the already robust composition of our Board. I would also like to thank Chris Johnson for his contributions to our Board since 2011. Chris has provided tremendous support and guidance over the last 7 years and has helped expand the Boot Barn brand across the country. Chris has been an incredible mentor to the entire management team and a trusted advisor to me, and I am thankful for the advice and leadership he has provided for us over the years.”

Ms. Laube currently serves as the Executive Vice President and Chief Merchandising Officer of Floor & Decor Holdings, Inc. Ms. Laube has extensive experience in merchandising, marketing and e-commerce, having previously served as the President of Party City and Vice President of Merchandising for White Barn Candle Company, a division of Bath and Body Works. Mr. Weston currently serves on the board of directors of National Retail Federation, the world’s largest retail trade association. Mr. Weston has broad experience in the retail industry, having served as the Chief Executive Officer of Petco, Senior Vice President and Chief Merchandising Officer of Dick’s Sporting Goods, Inc. and Senior Vice President, General Merchandise Manager for May Merchandising Company.

About Boot Barn Holdings, Inc.

Boot Barn is the nation’s leading lifestyle retailer of western and work-related footwear, apparel and accessories for men, women and children. The Company offers its loyal customer base a wide selection of work and lifestyle brands. Boot Barn now operates 232 stores in 31 states, in addition to an e-commerce channel www.bootbarn.com. The Company also operates www.sheplers.com, the nation’s leading pure play online western and work retailer and www.countryoutfitter.com, an e-commerce site selling to customers who live a country lifestyle. For more information, call 888-Boot-Barn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to, by way of example and without limitation, our financial condition, liquidity, profitability, results of operations, margins, plans, objectives, strategies, future performance, business and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “could”, “should”, “can have”, “likely”, “outlook” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties and assumptions include, but are not limited to, the following: decreases in consumer spending due to declines in consumer confidence, local economic conditions or changes in consumer preferences and the Company’s ability to effectively execute on its growth strategy; the failure to maintain and enhance its strong brand image; to compete effectively; to maintain good relationships with its key suppliers; and to improve and expand its exclusive product offerings. The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this press release after the date of this press release.

CONTACT:

Investor Relations:
ICR
Brendon Frey, 203-682-8216
BootBarnIR@icrinc.com
or
Media Relations:
Boot Barn Holdings, Inc.
Jim Watkins, 949-453-4428
BootBarnIRMedia@bootbarn.com